Exhibit 5.1 November 25, 2025 NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120 Boca Raton, FL 33431 Ladies and Gentlemen: I am the Chief Legal Officer and Corporate Secretary of NewtekOne, Inc., a Maryland corporation (the “Company”). I am furnishing this opinion letter in connection with the registration, pursuant to a registration statement on Form S-4 (as it may be amended or supplemented from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 18, 2025, of the proposed offer by the Company to exchange (the “Exchange Offer”) any and all validly tendered and accepted 5.50% Notes Due 2026 of the Company (the “Old Notes”) for the newly issued 8.50% Fixed Rate Senior Notes due 2031 of the Company (the “New Notes”). The New Notes will be issued pursuant to the indenture, dated August 31, 2023 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to be supplemented by the fourth supplemental indenture thereto, to be entered into between the Company and the Trustee on or before the settlement date of the Exchange Offer (the “Fourth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), a form of which Fourth Supplemental Indenture was filed as an exhibit to the Registration Statement. As Chief Legal Officer and Corporate Secretary of the Company, I have examined the originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following: (i) the Amended and Restated Articles of Incorporation (the “Articles”) of the Company (as amended by the Articles of Amendment to the Articles dated January 13, 2023, the Articles of Amendment to the Articles dated June 18, 2024, the Articles Supplementary to the Articles dated August 19, 2025 and the Articles Supplementary to the Articles dated September 16, 2025), certified as of the date hereof by an officer of the Company; (ii) the Amended Bylaws of the Company, certified as of the date hereof by an officer of the Company; (iii) a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date;

(iv) resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things: (a) the preparation and filing of the Registration Statement; (b) the Exchange Offer, and the terms and conditions thereof, and (c) the authorization of the execution and delivery of the Fourth Supplemental Indenture, and the transactions contemplated thereby, including, without limitation, the issuance of the New Notes pursuant to the Exchange Offer, certified as of the date hereof by an officer of the Company; (v) the Base Indenture; (vi) the Fourth Supplemental Indenture; and (vii) a specimen copy of the form of the New Notes to be issued pursuant to the Indenture in the form that was filed by the Company with the Commission as an exhibit to the Registration Statement. With respect to such examination and my opinion expressed herein, I have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to me for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or officers of the Company have been properly issued, (vi) the accuracy and completeness of all corporate records made available to me by the Company and (vii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company). As to certain matters of fact relevant to the opinion in this opinion letter, I have relied on certificates and/or representations of officers of the Company. I have also relied on certificates and confirmations of public officials. I have not independently established the facts or, in the case of certificates or confirmations of public officials, the other statements, so relied upon. The opinion in this opinion letter is limited to the effect of the contract laws of the State of New York, in each case, as in effect on the date hereof, and I express no opinion with respect to any other laws of the State of Maryland, the State of New York or the laws of any other jurisdiction. Without limiting the preceding sentence, I express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the exchange, offer and issuance of the New Notes. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, I am of the opinion that, when the New Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the holders thereof in consideration of the valid tender of Old Notes in the Exchange Offer, the New Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

The opinion expressed in this opinion letter is (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred; and (ii) only as of the date of this opinion letter, and I am under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to my attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter. I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on the date hereof and to the reference to me in the “Legal Matters” section in the Registration Statement. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Michael A. Schwartz Michael A. Schwartz